Exhibit 10.46

DEBT EXCHANGE AGREEMENT

This DEBT EXCHANGE AGREEMENT (this “Agreement”), dated as of March 5, 2025 (the “Agreement Date”), is entered into by and between Propane Biopharma, Inc., a Delaware corporation (the “Company”) and Clark Hill PLLC (the “Creditor” and together with the Company, the “Parties” and each, a “Eill:!y”) .

WITNESS ETH:

WHEREAS, the Company owes the Creditor a total of not less than $77,500.00 for legal services and related costs incurred (the “Debt”);

WHEREAS, upon the Closing (as defined below) of this Agreement, the Company will issue to the Creditor shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), at an initial exchange rate of $5.00 per share for each $0.50 of Debt (the “Initial $5.00 Exchange Rate”) for a total of 31,000 shares of the Company’s Common Stock (the “Initial Exchange Shares”);

WHEREAS, subject to the terms and conditions contained herein, the Company will issue the Initial Exchange Shares to the Creditor in exchange for the Debt;

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, and for such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

Section I

CLOSING TRANSACTIONS

1.1 Closing Transactions. The following transactions (the “Closing Transactions”) shall all occur simultaneously on the Closing Date):

(a)	the Creditor shall have acknowledged that the Debt is no longer outstanding;

(b)	The Company shall have filed its Prospectus under Rule 424(b) in respect of the Registration Statement (as that term is defined in Section 2.l(b)(iii)) that was previously declared effective by the SEC (as that term is defined in Section 2.l(b)(iii)); and

(a)	the Company shall have issued the Exchange Shares to Creditor and provide all necessary documentation from the Company’s transfer agent evidencing that the Exchange Shares have been registered in unrestricted book entry in the name of the Creditor (DRS).

1.2 Calculation of the Number of Exchange Shares. The Initial Exchange Shares will be issued at the Initial $5.00 Exchange Rate, the public offering price (the “Expected Offering Price”) shown on the cover of the Registration Statement, in exchange for the Debt; provided, however, that, if the Expected Offering Price turns out to be less than $5.00 per share, ‘ $4.00 per share (the “Hypothetical Reduced Offering Price”), the Creditor shall issue an additional number of Exchange Shares proportional to the reduction from the Expected Offering Price to the Hypothetical Reduced Offering Price. By way of example, if the Hypothetical Reduced Offering Price were $4.00 per share, the aggregate number of Exchange Shares shall become 38,750 for an additional issuance of 7,750 Exchange Shares (the “Additional Exchange Shares”).

Calculation of number oflnitial Exchange Shares at the Initial $5.00 Exchange Rate:

$77,500 X 2 I Expected Offering Price= 31,000 shares.

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Calculation of number of Additional Exchange Shares at a $4.00 Hypothetical Reduced Offering Price:

$77,500 X 2 I $4.00 Hypothetical Reduced Offering Price= 38,750 shares minus 31,000 (number of Initial Exchange Shares) yields an issuance of 7,750 Additional Exchange Shares.

Section II

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Company. The Company represents and warrants to the Creditor as follows:

(a) Organization, Authority, and Subsidiaries. The Company and each of its Subsidiaries has been duly organized, each is validly existing and in good standing under the laws of its respective jurisdiction of organization, and each is qualified to do business in every jurisdiction in which its respective ownership of property or conduct of business requires it to qualify. The Company and each of its Subsidiaries possesses all requisite power and authority and all material licenses, permits, and authorizations necessary to own and operate its respective properties, except where the failure to be so qualified, in good standing, or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect (as hereinafter defined) on the business, properties, management, financial position, or results of operations or prospects of the Company and each of its Subsidiaries.

(b) Due Issuance; Authorization; Not Restricted Securities.

(i) This Agreement has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the Parties hereto, will constitute a valid and legally binding agreement of the Company , enforceable against the Company, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability. No other proceedings are necessary for the execution and delivery by the Company of this Agreement and, except as required pursuant to Section 2.l(b)(iii) and fui:1 the performance of the Company’s obligations hereunder and the consummation by it of the transactions contemplated hereby.

(ii) The Exchange Shares have been duly authorized by the Company and, when issued as provided herein, will be validly issued, fully paid, and non-assessable and free and clear of any pre-emptive rights or rights of first offer or similar rights and will be free of any liens or encumbrances.

(iii) The Exchange Shares shall have been registered for a primary issuance to the Creditor or for resale by the Creditor on a Registration Statement on Fonn S-1 (the “Registration Statement”), which Registration Statement shall have been declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on or before the Closing Date and shall not have been subject to any stop order issued by the SEC.

(iv) As of the Closing Date, the Exchange Shares shall not constitute “restricted securities” as that term is defined in Rule 144 (a)(3), as promulgated by the SEC, and shall be tradable by the Creditor in the public markets without statutory or contractual restriction.

(c) Consents. Except as required pursuant to Section 2.l(b)(iii) and (iv), no consent, approval, or authorization of, or designation, declaration, or filing with, any governmental authority, regulatory authority, or court or other third party on the part of the Company is required in connection with the execution and delivery of the Agreement or the consummation of the transactions contemplated hereunder.

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(d) No Conflicts. The execution, delivery, and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, do not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of, any lien, charge, or encumbrance upon any property or assets of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument, each as amended, to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company, or (iii) result in the violation of any law or statute or any judgment, order, rule, or regulation of any court or arbitrator or governmental or regulatory authority.

(g) Reserved.

(h) Reserved.

(i) Litigation. There are no legal, governmental, or regulatory investigations, actions, suits, or proceedings pending to which the Company or any of the Company’s Subsidiaries is a party or to which any property of the Company or any of the Company’s Subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or any of the Company’s subsidiaries, and to the best knowledge of the Company, no such investigations, actions, suits, or proceedings are threatened by any Governmental Entity or by others.

(j) Acknowledgment Regarding Exchange Shares. The Company’s Board of Directors has determined in its good faith business judgment that the issuance of the Exchange Shares hereunder and the consummation of the transactions contemplated hereby are in the best interests of the Company and its stockholders.

2.2 Representations and Warranties of the Creditor. The Creditor hereby represents and warrants to the Company, as follows:

(a) Organization. The Creditor has been duly organized, is validly existing and in good standing under the laws of its jurisdiction of organization, and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify.

(b) Authorization. The execution, delivery, and performance of this Agreement have been duly and validly authorized by all necessary action of the Creditor. The Agreement constitutes a valid and binding obligation of the Creditor, enforceable in accordance with its terms. No other proceedings are necessary for the execution and delivery by the Creditor of this Agreement, the performance of its obligations hereunder, or the consummation by it of the transactions contemplated hereby.

(c) Consents. No consent, approval, or authorization of, or designation, declaration, or filing with, any governmental authority, regulatory authority, court, or other third party on the part of the Creditor is required in connection with the execution and delivery of this Agreement or the consummation of the exchange and the transactions contemplated hereby.

(d) No Conflicts. The execution, delivery, and performance by the Creditor of this Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Creditor is a party or by which the Creditor is bound or (ii) result in the violation of any law or statute or any judgment, order, rule, or regulation of any court or arbitrator or governmental or regulatory authority.

(e) No Prior Transfer or Assignment of Debt. The Creditor has not transferred, assigned, or sold any of the Debt prior to the date hereof.

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(f) Reserved.

(g) Due Diligence. The Creditor has received all such documents, records, and information which the Creditor has requested, and has had adequate opportunity to ask questions of, and receive answers from, the Company’s officers, employees, agents, accountants, and representatives concerning the business, operations, financial condition, assets, liabilities, and all other matters relating to the Company and its Subsidiaries.

(h) Reserved.

(i) Certain Tax Matters. The Creditor acknowledges that it (i) has reviewed with its own tax advisors the federal, state, local, and foreign tax consequences of an investment in the Exchange Shares, (ii) is relying solely on such advisors and not on any statements or representations of the Company or any of its agents, and (iii) understands that it shall be responsible for its own tax liability that may arise as a result of this acquisition of the Exchange Shares.

Section III

ADDITIONAL AGREEMENTS

3.1 Termination of Agreement. If, notwithstanding the commercial best efforts of the Parties, the Closing Transactions shall not have occurred by [April 30], 2025, then this Agreement shall be void ab initio and deemed terminated with neither Party liable to the other Party for damages, costs, fee, or otherwise in respect of negotiating, drafting, executing, and delivering this Agreement. Either Party may, but need not, provide a confirmatory notice to the other Party of such termination. The delivery address for such notice shall be as set forth in each Party’s correspondence with the other Party from and after January 1, 2025, unless otherwise changed from and after the date of this Agreement.

3.2 Further Assurances. From time to time after the Closing Date, each Party hereto shall deliver or cause to be delivered such further documents and instruments and shall do and cause to be done such further acts as a Party may reasonably request to carry out the provisions and purposes of this Agreement.

3.3 Public Announcements. Except as may be required by applicable law, no Party hereto shall make any public announcements or otherwise communicate with any news media with respect to this Agreement or any of the transactions contemplated hereby, without prior consultation with the other parties as to the timing and contents of any such announcement or communications; provided, however, that nothing contained herein shall prevent any Party from promptly making all filings with any Governmental Entity or disclosures with the stock exchange, if any, on which such Party’s capital stock is listed, as may, in its judgment, be required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

Section IV

CERTAIN DEFINITIONS

Except as otherwise expressly provided, all accounting terms used in this Agreement, whether or not defined in this Section IV, shall be construed in accordance with GAAP. The following terms have the meanings set forth below:

“Affiliate” of any Person means any other Person which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

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“Agreement” means this Agreement.

“Closing” has the meaning assigned to it in Section 1.1 hereof.

“Closing Date” means the date on which the Company has filed its Prospectus under Rule 424(b) in respect of the Registration Statement (as that term is defined in Section 2.l(b)(iii)) that was previously declared effective by the SEC (as that te1m is defined in Section 2.l(b)(iii)) and all of the transactions enumerated in Section 1.1 shall be deemed simultaneously to have occurred.

“Commo n Stock” has the meaning assigned to it in the recitals hereof. “Exchange Shares” has the meaning assigned to it in the recitals hereof.

“GAAP” means United States generally accepted accounting principles consistently applied.

“Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

“Creditor” has the meaning assigned to it in the Preamble hereof.

“Material Adverse Effect,” when used with respect to any Person, means a material adverse effect or change on the condition (financial or otherwise), operations or results thereof, or properties or assets (taken as a whole), of such Person and its subsidiaries as a whole, or any event that has occurred or circumstances that exist that result in such material adverse effect or change; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition, or change, directly or indirectly, arising out of or attributable to: (i) any changes, conditions or effects in the United States or foreign economies or securities or financial markets in general; (ii) changes, conditions, or effects that generally affect the industry in which the Company operates; (iii) any change, effect, or circumstance resulting from an action required, or permitted by this Agreement; (iv) conditions caused by acts of terrorism or war (whether or not declared); (v) a material change in law; (vi) a material change in GAAP; (vii) the announcement of the transactions contemplated in this Agreement; (viii) changes in political conditions; or (ix) acts of God.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, Governmental Entity or other entity.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means, with respect to any Person, any corporation, association, trust, limited liability company, partnership, joint venture or other business association or entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled directly or indirectly by such Person or (ii) with respect to which such Person possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management.

“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, severance, stamp, occupation, premium, windfall profits, customs, duties, franchise, withholding, social security, unemployment, real property, personal property, sales, use, transfer, value added, estimated or other tax of any kind whatsoever, including any interest, penalties or additions thereto.

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“Transfer” means to sell, exchange, transfer, negotiate, gift, convey in trust, pledge, assign, encumber or otherwise dispose of.

Section V

MISCELLANEOUS

5.1 Amendment. No amendment of any provision of this Agreement will be effective unless made in writing and signed by a duly authorized officer of each Party.

5.2 Waiver. The conditions to each Party’s obligation to consummate the Closing are for the sole benefit of such Party and may be waived by such Party in whole or in part to the extent permitted by applicable law. No waiver will be effective unless it is in a writing signed by a duly authorized officer of the waiving Party that makes express reference to the provision or provisions subject to such waiver.

5.3 Counterparts and Facsimile. For the convenience of the Parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by .PDF or electronic facsimile (including via electronic mail), and such .PDF or facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

5.4 Governing Law; Forum This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Michigan, without giving effect to principles of conflicts of law or choice of law that would compel the application of the substantive laws of any other jurisdiction. The Parties hereby consent to the concurrent exclusive jurisdiction of the courts of the State of Michigan and the United States located in Wayne County, Michigan in connection with any suit, action or proceeding arising out of or relating in any manner to this Agreement, and each of the Parties further irrevocably agrees to waive any objection to the venue of any such suit or proceeding in either court, or to in personam jurisdiction.

5.5 WAIVER OF TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT OF THE LAW, ALL RIGHT TO TRIAL BY JURY IN ANY LITIGATION, ACTION, PROCEEDING, CROSS-CLAIM, OR COUNTERCLAIM IN ANY COURT (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH (I) THIS AGREEMENT OR THE VALIDITY, PERFORMANCE, INTERPRETATION, COLLECTION, OR ENFORCEMENT HEREOF OR (II) THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, AUTHORIZATION, EXECUTION, DELIVERY, ADMINISTRATION, PERFORMANCE, OR ENFORCEMENT HEREOF.

5.6 Remedies. Each of the Parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The Parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any Party shall be entitled to immediate injunctive relief or specific performance without bond or the necessity of showing actual monetary damages in order to enforce or prevent any violations of the provisions of this Agreement.

5.7 Notices. All notices, demands, and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section prior to 5:00 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section on a day that is not a business day or later than 5:00 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (c) the business day following the date of mailing, if sent by an internationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

if to the Company:	Propane Biopharma, Inc.
302, 6 Butler Street
Camberwell, VIC, 3124 Australia Attn: James Nathanielsz, CEO
E-mail: j.nathanielsz@propanc.com

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If to Creditor:	Clark Hill PLLC
500 Woodward Avenue, Suite 3500
Detroit, Michigan 48226 Attn: Randolf Katz
E-mail: rkatz@clarkhill.com

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

5.8 Entire Agreement. This Agreement sets forth the entire agreement of the Parties hereto with regard to the subject matter hereof and supersedes and replaces all prior agreements, understandings, and representations, oral or written, with regard to such matters.

5.9 Assignment; Successors and Assigns. Neither this Agreement nor any right, remedy, obligation, or liability arising hereunder or by reason hereof shall be assignable by any Party hereto without the prior written consent of the other Party, which consent shall not be unreasonably withheld, delayed, denied, or conditioned, and any attempt to assign any right, remedy, obligation, or liability hereunder without such consent shall be void, except that the Creditor may, without the prior consent of the Company, assign its rights hereunder to any of its Affiliates. Except as expressly set forth herein, this Agreement shall not inure to the benefit of or be enforceable by any other Person. All covenants, promises, and agreements by or on behalf of the Parties contained in this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns.

5.10 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance, is determined by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired, or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the Parties.

5.11 No Third-Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any Person other than the Company and the Creditor, any benefits, rights, or remedies of any nature whatsoever.

5.12 Reserved.

5.13 Interpretation. The headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. Except as expressly stated in this Agreement, all references to any statute, rule, or regulation are to the statute, rule, or regulation as amended, modified, supplemented, or replaced from time to time (and,in the case of statutes, include any mles and regulations promulgated under the statute) and to any section of any statute, rule, or regulation include any successor to the section.

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IN WITNESS WHEREOF, the Parties have executed this Debt Exchange Agreement as of the Agreement Date.

PROPANC BIOPHARMA, INC.

By:	/s/ James Nathanielsz
James Nathanielsz
Chief Executive Officer

CLARK HILL PLLC

By:
Name:
Title:

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